Security Benefit Advisor Variable Annuity Application Individual Flexible Purchase Payment Deferred Variable Annuity Issued by Security Benefit Life Insurance Company Questions? Call our National Service Center at 1-800-888-2461. One Security Benefit Place | Topeka, KS 66636-0001 1. Choose Type of Annuity Contract Select the Qualification: 403(b) TSA Roth 403(b) TSA Traditional IRA Roth IRA Initial Contribution $ For IRAs only: Current Year $ Prior Year $ Rollover $ 2. Provide Contractowner Information Name of Contractowner Male Female First MI Last Mailing Address Street Address City State Zip Code Residential Address (if different from mailing address) Street Address City State Zip Code Social Security Number/Tax I.D. Number Date of Birth (mm/dd/yyyy) Daytime Phone Number Home Phone Number Email Address 3. Provide Joint Owner Information Name of Joint Owner Male Female First MI Last Mailing Address Street Address City State Zip Code Residential Address (if different from mailing address) Street Address City State Zip Code Social Security Number/Tax I.D. Number Date of Birth (mm/dd/yyyy) Daytime Phone Number Home Phone Number Continued on Next Page ,„

4. Provide Annuitant Information ,£ Same as Owner Name of Annuitant Male Female First MI Last Mailing Address Street Address City State Zip Code Residential Address (if different from mailing address) Street Address City State Zip Code Social Security Number/Tax I.D. Number Date of Birth (mm/dd/yyyy) Daytime Phone Number Home Phone Number Email Address 5. Provide Primary and Secondary Beneficiary(ies) For additional Primary Beneficiaries, please attach a separate list to the end of this application. (must be whole numbers and total 100%) Primary Beneficiary Name Address (city, state, zip) Phone No. Social Security No. DOB (mm/dd/yyyy) Relationship to Contract Annuitant % of Benefit 1 2 3 For additional Secondary Beneficiaries, please attach a separate list to the end of this application. (must be whole numbers and total 100%) Secondary Beneficiary Name Address (city, state, zip) Phone No. Social Security No. DOB (mm/dd/yyyy) Relationship to Contract Annuitant % of Benefit 1 2 3

6. Provide Replacement Information Do you currently have any existing annuity or insurance policies? Yes No Does this proposed contract replace or change any existing annuity or insurance policy? Yes No If Yes, please list the company and policy number. Company Name Policy Number Company Name Policy Number Company Name Policy Number Company Name Policy Number 7. Choose Optional Rider Credit Enhancement Rider: 4% Continued on Next Page ,„

8. Indicate Investment Directions

Please indicate your investment preferences below. Please use whole percentages totaling 100%.

________ % Allspring Growth
________ % Allspring Large Cap Core
________ % Allspring Opportunity
________ % Allspring Small Company Value
________ % American Century Diversified Bond
________ % American Century Equity Income
________ % American Century Heritage
________ % American Century International Bond
________ % American Century International Growth
________ % American Century Select
________ % American Century Strategic Allocation: Aggressive
________ % American Century Strategic Allocation: Conservative
________ % American Century Strategic Allocation: Moderate
________ % American Century Ultra®
________ % AMG River Road Mid Cap Value
________ % Baron Asset
________ % BlackRock® Advantage Small Cap Growth
________ % BlackRock® Equity Dividend
________ % BlackRock® Global Allocation
________ % BlackRock® International Dividend
________ % BNY Mellon Appreciation
________ % BNY Mellon Dynamic Value
________ % BNY Mellon Opportunistic Midcap Value
________ % Calamos® Growth and Income
________ % Calamos® High Income Opportunities
________ % Delaware Ivy Asset Strategy
________ % Federated Hermes Corporate Bond
________ % Fidelity® Advisor Dividend Growth
________ % Fidelity® Advisor Leveraged Company Stock
________ % Fidelity® Advisor New Insights
________ % Fidelity® Advisor Real Estate
________ % Fidelity® Advisor Stock Selector Mid Cap[1]
________ % Fidelity® Advisor Value Strategies
________ % Goldman Sachs Emerging Markets Equity
________ % Goldman Sachs Government Income
________ % Guggenheim Alpha Opportunity
________ % Guggenheim Core Bond
________ % Guggenheim Floating Rate Strategies
________ % Guggenheim High Yield
________ % Guggenheim Large Cap Value
________ % Guggenheim Long Short Equity
________ % Guggenheim Macro Opportunities
________ % Guggenheim Managed Futures Strategy
________ % Guggenheim Multi-Hedge Strategies
________ % Guggenheim Small Cap Value
________ % Guggenheim SMid Cap Value
________ % Guggenheim StylePlus Large Core
________ % Guggenheim StylePlus Mid Growth
________ % Guggenheim Total Return Bond
________ % Guggenheim World Equity Income
________ % Invesco American Franchise
________ % Invesco Comstock
________ % Invesco Developing Markets[1]
________ % Invesco Discovery
________ % Invesco Discovery Mid Cap Growth
________ % Invesco Energy
________ % Invesco Equity and Income
________ % Invesco Global
________ % Invesco Gold & Special Minerals
________ % Invesco Main Street Mid Cap
________ % Invesco Technology
________ % Invesco V.I. Government Money Market
________ % Invesco Value Opportunities
________ % Janus Henderson Mid Cap Value
________ % Janus Henderson Overseas
________ % Janus Henderson U.S. Managed Volatility
________ % Neuberger Berman Large Cap Value
________ % Neuberger Berman Sustainable Equity
________ % Northern Global Tactical Asset Allocation
________ % Northern Large Cap Value
________ % PGIM Jennison Focused Growth
________ % PGIM Jennison Mid-Cap Growth
________ % PGIM Jennison Natural Resources
________ % PGIM Jennison Small Company[1]
________ % PIMCO All Asset
________ % PIMCO CommodityRealReturn Strategy
________ % PIMCO Emerging Markets Bond
________ % PIMCO International Bond (U.S. Dollar-Hedged)
________ % PIMCO Low Duration
________ % PIMCO Real Return
________ % PIMCO StocksPLUS® Small Fund
________ % PIMCO Total Return
________ % Pioneer Strategic Income
________ % Royce Opportunity
________ % Royce Small-Cap Value
________ % T. Rowe Price Capital Appreciation
________ % T. Rowe Price Growth Stock
________ % T. Rowe Price Retirement 2010
________ % T. Rowe Price Retirement 2015
________ % T. Rowe Price Retirement 2020
________ % T. Rowe Price Retirement 2025
________ % T. Rowe Price Retirement 2030
________ % T. Rowe Price Retirement 2035
________ % T. Rowe Price Retirement 2040
________ % T. Rowe Price Retirement 2045
________ % T. Rowe Price Retirement 2050
________ % T. Rowe Price Retirement 2055
________ % T. Rowe Price Retirement Balanced
________ % Victory RS Science and Technology
________ % Victory RS Value
________ % Virtus Ceredex Mid Cap Value Equity
________ % Fixed Account

Must Total 100%

[1] Fund is not available in all plans.

For questions please consult your financial professional.

Continued on Next Page ▶

ICC21 V9601 (01-22)

IIPRC SB Advisor SB-10012-25 | 2022/01/31 (4 of 8)

9. Salary Information Please complete this section ONLY if you are contributing through salary reduction and/or deduction. Contribution Amount (select all that apply): ,£ Pre-tax Qualified Contribution of $ per year or % per pay period. ,£ After-tax Roth Contribution of $ per year or % per pay period. Beginning: Please skip the following month(s): Date (mm/dd/yyyy) Will your employer match contributions? Yes No Employer Name Mailing Address Street Address City State Zip Code Billing Statement Address (if different from above) Street Address City State Zip Code 10. Set Up Electronic Privileges Transactions may be requested via telephone, Internet, or other electronic means by the Owner and/or servicing sales representative based on instructions of the Owner. You must select one of the options below. I do authorize electronic privileges. I do NOT authorize electronic privileges. 11. Statement of Understanding I have been given a current summary prospectus or a current statutory prospectus that describes the Contract for which I am applying. I understand that annuity payments and withdrawal values, if any, when based on the investment experience of the Investment Options are variable and dollar amounts are not guaranteed and that any benefits, values or payments based on performance of the Investment Options may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all investment risk unless some of my funds are placed in the Security Benefit Fixed Account. If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on withdrawals from my Contract imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer’s Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to Security Benefit under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, Security Benefit will be liable only for the return of the amount paid. In the event my application or other documents required for issuing the annuity contract are not in good order (meaning the company is unable to process it and apply my purchase payment) and cannot be made in good order within 5 valuation days of receipt of the initial purchase payment at the Home Office, I authorize Security Benefit Life Insurance Company to retain the purchase payment until the application and other required documents are complete, or until further notification from me. I understand that if the application or other required documents are not completed within 30 days, the initial purchase payment will be returned. ,£ Check this box to receive a Statement of Additional Information. Continued on Next Page ,„

12. Incentives and Other Considerations Have you or the annuitant been offered any cash incentive or other consideration (such as free insurance) as an inducement to apply for this annuity contract? Yes No Does the owner have an insurable interest in the annuitant? Yes No (Would the owner suffer a significant financial loss upon the death of the annuitant?) 13. Provide Signature I have read the applicable fraud disclosure. Tax Identification Number Certification Instructions: You must cross out item (2) in the below paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number. Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the IRS Form W-9 instructions). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. I have read the application and all statements and answers as they pertain to me, and these statements and answers are true and complete to the best of my knowledge and belief. X Signature of Owner Date (mm/dd/yyyy) Signed at (City/State) X Signature of Joint Owner Date (mm/dd/yyyy) (You must include your designation if signing as a trustee, executor, custodian, guardian, or attorney-in-fact.) (You must include your designation if signing as a trustee, executor, custodian, guardian, or attorney-in-fact.) For non-natural person owned applications only: If multiple authorized persons are listed on the Trust or Entity Certification Form, and those persons cannot act independently or must act jointly then all listed authorized persons must sign the application. X Authorized Person’s Signature Designation Date (mm/dd/yyyy) X Authorized Person’s Signature Designation Date (mm/dd/yyyy) X Authorized Person’s Signature Designation Date (mm/dd/yyyy) Continued on Next Page ,„

Financial Professional/Dealer Information To the best of your knowledge, does the applicant currently have any existing life insurance policies or annuity contracts? Yes No If Yes, please comment below. (Submit a copy of the Replacement Notice with this application and leave the applicant a copy of any written material presented to the applicant.) Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company? No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable insurance department regulations. Yes. If Yes, please comment below. I have complied with the requirements for disclosure and/or replacements. Comments: THE FOLLOWING REPRESENTATIONS, WARRANTIES, AND CERTIFICATIONS APPLY WITH RESPECT TO THE PURCHASE OF AN ANNUITY WITH THE ASSETS OF A PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), INCLUDING A ROLLOVER FROM SUCH PLAN TO AN INDIVIDUAL RETIREMENT ACCOUNT DESCRIBED IN INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), SECTION 4975(e)(1)(B) THROUGH (F) (“IRA”), OR A ROLLOVER FROM ONE IRA TO ANOTHER IRA, PURSUANT TO THE PROVISION OF FIDUCIARY INVESTMENT ADVICE AS DEFINED IN ERISA SECTION 3(21)(A)(iii), CODE SECTION 4975(e)(3)(B), AND GUIDANCE ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR By signing below, I represent, warrant, and certify to Security Benefit that I have complied with the United States Department of Labor’s Prohibited Transaction Exemption (PTE) 2020-02, in connection with the Applicant’s purchase. Without limiting the generality of the foregoing, I represent, warrant, and certify to Security Benefit that I: (1) acted in accordance with the “Impartial Conduct Standards,” including: a. the investment advice I provided regarding the annuity was in the Applicant’s best interest; b. the combined total of all fees I have received and will receive for my services does not exceed reasonable compensation within the meaning of ERISA Section 408(b)(2) and Section 4975(d)(2) of the Code; and c. I made no materially misleading statements to the Applicant with respect to the recommended transaction and other relevant matters. (2) made the following written disclosures to the Applicant: a. an acknowledgment that I (and my supervising financial institution) am a fiduciary for purposes of ERISA and Section 4975 of the Code; b. a description of the services to be provided and my and my financial institution’s material conflicts of interests, that is accurate and not misleading in any material respect; and c. Effective July 1, 2022 or as otherwise mandated by the United States Department of Labor, if my advice involved a rollover recommendation, documentation of the specific reasons for that recommendation. (3) am not ineligible to rely on PTE 2020-02; and (4) am in compliance with all applicable conditions of PTE 2020-02. Additionally, I acknowledge that neither Security Benefit nor any of its affiliates is a fiduciary with respect to the Applicant’s purchase. Print Name of Financial Professional X Signature of Financial Professional Date (mm/dd/yyyy) Address Street Address City State Zip Code Daytime Phone Number Email Address Financial Professional License I.D. Number Print Name of Broker/Dealer

Fraud Disclosure Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Important Information About Procedures for Opening a New Account To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. Mailing Instructions Check should be made payable to: Security Benefit Life Insurance Company P.O. Box 750497 Topeka, Kansas 66675-0497 Mail to: Security Benefit Life Insurance Company P.O. Box 750497 Topeka, Kansas 66675-0497 Fax to: 785.368.1772 For expedited or overnight delivery: Security Benefit Mail Zone 497 One Security Benefit Place Topeka, Kansas 66636-0001 Visit us online at SecurityBenefit.com